Exhibit 99.1

CU BANCORP APPOINTS ROBERT E. SJOGREN

AS EXECUTIVE VICE PRESIDENT AND CHIEF RISK OFFICER

Los Angeles, Calif.—(BUSINESS WIRE)—July 11, 2016—CU Bancorp (NASDAQ: CUNB) (“CUB” or the “Company”), and its wholly owned subsidiary California United Bank (the “Bank”) today announced that Robert E. Sjogren has been appointed to the newly created position of Executive Vice President and Chief Risk Officer (“CRO”) for the Company and the Bank. As CRO, Sjogren is responsible for overseeing the Company’s risk management function and regulatory compliance, including relationships with key regulators.

“We are very pleased to have Bob join us in the newly created position of CRO,” said David Rainer, Chairman and CEO of CU Bancorp and California United Bank. “CUB has experienced tremendous growth since its inception just 11 years ago and Bob’s knowledge and expertise in bank operations and regulation make him an excellent fit for us as we continue our growth in an increasingly complex and ever-evolving risk and regulatory environment.”

Sjorgen was previously the Chief Operating Officer of Pacific Mercantile Bancorp, a position he was promoted to in September 2014, after being hired as General Counsel in November 2013. Prior to that, from 2005 to 2013 he served in various roles at Carpenter & Company, a private equity firm that invests in community banks; these roles included General Counsel, Corporate Secretary and Chief Risk Officer. From 1998 to 2004 Sjogren was an associate attorney at Nixon Peabody, LLP, where he provided regulatory, transactional and general corporate advice to banks and bank holding companies. Sjogren began his career in 1988 at the Federal Deposit Insurance Corporation, where he was a Team Leader and Senior Examiner responsible for evaluating the overall safety and soundness of Southern California banks.

Sjorgen graduated with a bachelor of arts from Chapman College and earned his juris doctorate at Loyola Law School.

About CU Bancorp and California United Bank

CU Bancorp is the parent of California United Bank. Founded in 2005, California United Bank provides a full range of financial services, including credit and deposit products, cash management, and internet banking to businesses, non-profits, entrepreneurs, professionals and investors throughout Southern California from its headquarters office in Downtown Los Angeles and additional full-service offices in the San Fernando Valley, the Santa Clarita Valley, the Conejo Valley, Los Angeles, South Bay, Orange County and the Inland Empire. California United Bank is an SBA Preferred Lender. To view CU Bancorp’s most recent financial information, please visit the Investor Relations section of the Company’s Web site. Information on products and services may be obtained by calling 818-257-7700 or by visiting the Company’s Website at www.cunb.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about CU Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; legal matters could be filed against the Company and could take longer or cost more than expected to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters and drought, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in CU Bancorp’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, CU Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. CU Bancorp assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read CU Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by CU Bancorp with the SEC. The documents filed by CU Bancorp with the SEC may be obtained at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700.

Contacts

CU Bancorp

David Rainer, 818-257-7776

Chairman and CEO